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                                                                  EXHIBIT 4.10
                      ---------------------------------------
                         Dated                        2001




                               HOMESIDE MORTGAGE
                            SECURITIES TRUST 2001-1
                            SECONDARY SALE AGREEMENT


                       HOMESIDE MORTGAGE SECURITIES, INC.
                                  ("DEPOSITOR")
                           PERPETUAL TRUSTEE COMPANY
                                     LIMITED
                               ("ISSUER TRUSTEE")













                           MALLESONS STEPHEN JAQUES
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                               Sydney NSW 2000
                          Telephone (612) 9296 2000
                          Facsimile (612) 9296 3999
                                DX 113 Sydney
                                Ref: SRF:CD3




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CONTENTS        SECONDARY SALE AGREEMENT
------------------------------------------------------------

                1        DEFINITIONS AND INTERPRETATION                       2


                2        OFFER TO SELL MORTGAGE LOANS                         3

                         Offer                                                3

                3        CONDITIONS PRECEDENT TO ISSUE OF
                         OFFER AND ACCEPTANCE BY THE
                         DEPOSITOR                                            4

                         Certification                                        4
                         Benefit of the Issuer Trustee                        4

                4        ACCEPTANCE OF THE SECONDARY OFFER
                         TO SELL                                              4

                         Binding agreement                                    4
                         Transfer in equity only                              5
                         Sale not to amount to assumption
                         of obligations                                       5
                         Future Receivables                                   5

                5        REPRESENTATIONS AND WARRANTIES                       6

                         General                                              6
                         Repetition                                           7
                         Mortgage Portfolio                                   7
                         Remedy                                               7

                6        MISCELLANEOUS                                        8

                         Certificate                                          8
                         Exercise of rights                                   8
                         Waiver and variation                                 9
                         Supervening legislation                              9
                         Approvals and consent                                9
                         Remedies cumulative                                  9

                7        NOTICES                                              9

                         How given                                            9
                         Effective on receipt                                10
                         When received                                       10

                8        ENCUMBRANCES AND ASSIGNMENT                         10


                9        GOVERNING LAW, JURISDICTION AND
                         SERVICE OF PROCESS                                  10

                         Governing law                                       10
                         Jurisdiction                                        11
                         Service                                             11

                10       COUNTERPARTS                                        11


                11       LIMITATION OF ISSUER TRUSTEE'S
                         LIABILITY                                           11


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                         HOMESIDE MORTGAGE SECURITIES TRUST 2001-1
                         SECONDARY SALE AGREEMENT

DATE:                                      2001

PARTIES: HOMESIDE MORTGAGE SECURITIES, INC. having an office at 7301 Baymeadows Way, Jacksonville, Florida 32256, USA ("DEPOSITOR")
                         PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007) of Level 7, 39 Hunter Street, Sydney in its capacity as trustee of the HomeSide Mortgage Securities
                         Trust 2001-1 ("ISSUER TRUSTEE")

RECITALS:

                 A. The Issuer Trustee may acquire Mortgage Loans from the Depositor.

                 B. The parties to this agreement have agreed that the terms and conditions for the potential sale of Mortgage Loans will be the terms and conditions set out in this agreement and in any Secondary Offer to Sell.

OPERATIVE PROVISIONS:

1    DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------
DEFINITIONS

                1.1 The following words have these meanings in this agreement unless the contrary intention appears:

                         DEFINITIONS SCHEDULE means the deed called "HomeSide Mortgage Securities Trusts Definitions Schedule" dated 3 January 2001 and made between the companies named in
                         Schedule 1 to that deed.

                         TRUST means the HomeSide Mortgage Securities Trust 2001-1.

INTERPRETATION

                1.2 Except to the extent to which words and phrases are otherwise defined in this agreement, words and phrases defined in the Definitions Schedule shall bear the same meaning in this agreement. For the avoidance of doubt, in the event of any inconsistency between a definition in this agreement and a definition in the Definitions Schedule, the definitions in this agreement will prevail. Any amendment to the Definitions Schedule will only apply to this agreement if made in accordance with the Master Trust Deed.

                1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated in this agreement as though they were set out in full with references to "deed" being construed as references to "agreement".

                1.4 By executing this agreement, the Depositor and the Issuer Trustee agree that terms used in any Transaction Document have the meaning given to them in the Definitions Schedule.


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2    OFFER TO SELL MORTGAGE LOANS
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DEPOSITOR MAY MAKE OFFER

                2.1 The Depositor may make an offer to sell Mortgage Loans and certain ancillary assets to the Issuer Trustee in accordance with clause 2.2.

REQUIREMENTS FOR AN OFFER TO SELL MORTGAGE LOANS

                2.2      An offer to sell Mortgage Loans must:

                         (a) comply with, and be accompanied by the materials required by, the terms of this agreement;

                         (b) be made by way of a Secondary Offer to Sell, as executed by the Depositor and delivered to the Issuer Trustee; and

                         (c) specify the related Mortgage Loans the subject of the Secondary Offer to Sell.

NO OBLIGATION TO OFFER OR ACCEPT

                2.3      Nothing in this agreement obliges:

                         (a) the Depositor to sign and deliver any Secondary Offer to Sell; or

                         (b) the Issuer Trustee to accept any Secondary Offer to Sell issued pursuant to clause 2.2.

OFFER

                2.4 Once given, a Secondary Offer to Sell constitutes an offer by the Depositor to assign to the Issuer Trustee in equity with effect from the relevant Acceptance Date the Depositor's right, title and interest in and to:

                         (a) each Housing Loan comprising part of each Mortgage Loan identified in the Secondary Offer to Sell;

                         (b) each Mortgage and each Collateral Security in relation to each such Housing Loan;

                         (c) any Property Insurance in relation to the Land which is referable to each Housing Loan and Mortgage;

                         (d) each Other Secured Liability which is in existence from time to time in respect of each Mortgage and each Collateral Security specified in clause 2.4(a);

                         (e) the Monetary Rights from time to time in relation to each such Housing Loan; and

                         (f) any Mortgage Title Documents from time to time in relation to each such Housing Loan.


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                                                                             4
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3    CONDITIONS PRECEDENT TO ISSUE OF OFFER AND ACCEPTANCE BY THE
     DEPOSITOR
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CONDITIONS PRECEDENT TO ISSUE OF OFFER

                3.1 The Depositor must not make an offer in accordance with clause 2 unless and until it has given to the Issuer Trustee, in form and substance reasonably satisfactory to the Issuer Trustee, the following:

                         (a) a certified copy of the power of attorney under which the Transaction Documents have been (or, in relation to an Secondary Offer to Sell, will be) executed by the Depositor;

                         (b) the number of Powers of Attorney (such number to be notified by the Depositor to the Seller from time to time) executed by the Seller; and

                         (c) a legal opinion from Mallesons Stephen Jaques, solicitors, addressed to the Depositor (amongst others);

                         (d) a letter addressed to the Issuer Trustee from each provider of Lender's Mortgage Insurance acknowledging the sale of the Mortgages; and

                         (e) such other matters, acts or things as the Issuer Trustee may reasonably request prior to the date of this agreement.

CERTIFICATION

                3.2 Anything required to be certified under this clause 3 must be certified by an Authorised Person of the Depositor as being true and complete as at a date no earlier than the date of issue of an offer pursuant to clause 2.

BENEFIT OF THE ISSUER TRUSTEE

                3.3 The conditions precedent set out in this clause 3 are for the benefit of the Issuer Trustee and any of them may be waived by the Issuer Trustee in its absolute discretion.

4    ACCEPTANCE OF THE SECONDARY OFFER TO SELL
--------------------------------------------------------------------------------
                4.1 The Issuer Trustee may only accept a Secondary Offer to Sell by paying the Purchase Price to the Depositor or at the Depositor's direction in cleared funds by no later than 4.00 pm on the Acceptance Date.

BINDING AGREEMENT

                4.2 Acceptance of a Secondary Offer to Sell by the Issuer Trustee in accordance with clause 4.1 will constitute:

                         (a) a legal, valid and binding agreement between the Depositor and the Issuer Trustee on the terms contained in this agreement and the relevant Secondary Offer to Sell; and

                         (b) without any further act or instrument by the parties, an immediate assignment in equity of the Depositor's entire right,


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                                                                             5
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                              title and interest in each of the items referred
                              to in clause 2.4 with effect from the relevant Acceptance Date.

TRANSFER IN EQUITY ONLY

                4.3 Unless otherwise specified, any assignment to the Issuer Trustee of the items referred to in clause 2.4 is equitable only. Unless and until the Depositor or the Issuer Trustee protects its title and interest in and to such items in accordance with the Initial Sale Agreement to which this agreement, the Master Trust Deed and a Sale Agreement relates, the Issuer Trustee must not:

                         (a) take any steps to protect its title and interest in and to those items; or

                         (b) disclose any information in respect of any sale, transfer or assignment, or give any notice to, or communicate with, any Debtor or Security Provider,

                         except in accordance with this agreement and the Initial Sale Agreement to which this agreement and a Sale Agreement relates. The Issuer Trustee must not lodge any Transfer in respect of a Mortgage with the land titles office of any State or Territory of Australia unless, and until, the Issuer Trustee declares that a Title Perfection Event has occurred. The Issuer Trustee may lodge a caveat if it has actual notice of the Seller or the Depositor taking action which will, or is likely to, adversely affect the Trustee's equitable ownership of the Housing Loan, the Mortgage and the Collateral Securities.

SALE NOT TO AMOUNT TO ASSUMPTION OF OBLIGATIONS

                4.4      (a)  Any sale of Mortgage Loans to the Issuer Trustee
                              as contemplated by this agreement and a
                              Secondary Offer to Sell does not constitute an assumption by the Issuer Trustee of any obligation or liability of the Seller or the Depositor or of any other person in relation to such Mortgage Loans or any other item referred to in clause 2.4. In particular, the Seller retains the obligation to make such further advances or provide such other financial accommodation as the Seller was required to make or provide under such Mortgage Loans.

                         (b) If, after the sale of any Mortgage Loans to the Issuer Trustee, with the consent of the Issuer Trustee, the cashflows or collections in respect of those Mortgage Loans are adjusted or renegotiated in any manner, the Issuer Trustee is the person who is subject to the renegotiated or adjusted terms, and not the Seller or the Depositor.

FUTURE RECEIVABLES

                4.5 Without limiting the effect of any assignment of the items referred to in clause 2.4 occurring upon the Issuer Trustee accepting a Secondary Offer to Sell in accordance with this agreement, the Depositor's right, title and interest in respect of any such items arising after the relevant Acceptance Date form part of the rights assigned to the Issuer Trustee and, immediately following the vesting of those items in the Depositor


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                                                                             6
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                    under an Initial Offer to Sell, vest in the Issuer Trustee in accordance with the assignment of those items pursuant to this agreement.

PERFECTION OF TITLE

               4.6 If, and only if, a declaration is made by the Depositor in accordance with clause 6.1 of the Initial Sale Agreement in respect of the relevant Trust, the Depositor must as soon as practicable take all necessary steps to protect the Issuer Trustee's interest in, and title to, the Mortgage Loans forming part of the Assets of that Trust, including:

                    (a) the lodgment of Transfers or caveats with the land titles office of the appropriate jurisdiction;

                    (b) give notice to the relevant Debtors and Security Providers of the sale of the relevant Mortgage Loans;

                    (c) give notice of the Issuer Trustee's interest in, and title to, the relevant Mortgage Loans to any other interested person; and

                    (d) require each relevant Debtor to make all payments in respect of the relevant Mortgage Loans to the Collections Account.


5        REPRESENTATIONS AND WARRANTIES
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GENERAL

               5.1 The Depositor represents and warrants to the Issuer Trustee that:

                    (a) it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

                    (b) it has power to enter into and observe its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated by those documents;

                    (c)  each authorisation which is required in relation to:

                         (i) the execution, delivery and performance by it of the Transaction Documents to which it is a party and the transactions contemplated by those documents,

                         (ii) the validity and enforceability of those documents,

                         has been obtained or effected. Each is in full force and effect. It has complied with such authorisation and has paid all applicable fees for each of them;

                    (d) its obligations under the Transaction Documents to which it is a party are valid and binding and are enforceable against it in accordance with their terms;

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                                                                             7
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                    (e)  the execution, delivery and performance by it of the
                         Transaction Documents to which it is a party does not and will not violate in any respect any material provision of:

                         (i) any law, regulation, authorisation, ruling, consent, judgement, order or decree of any Governmental Agency;

                         (ii)  its constitution; or

                    (f)  no Insolvency Event has occurred in respect of it;

                    (g) it does not enter into any Transaction Document in the capacity of a trustee of any trust or settlement; and

                    (h) it benefits by executing each Transaction Document to which it is a party.

REPETITION

               5.2 The representations and warranties in clause 5.1 are made by the Depositor on the date of this agreement and on the date each offer is made pursuant to clause 2 and on the relevant Acceptance Date for the relevant offer.

MORTGAGE PORTFOLIO

               5.3 The Depositor assigns to the Issuer Trustee all of the Depositor's right, title and interest in, to and under:

                    (a) the representations and warranties given to the Depositor by the Seller under the Initial Sale Agreement and the Initial Offer to Sell to which any offer made under this agreement relates;

                    (b) the indemnities given to the Depositor by the Seller under the Initial Sale Agreement and the Initial Offer to Sell to which any offer made under this agreement relates;

                    (c) each power of attorney granted in favour of the Depositor by the Seller; and

                    (d) such other rights, protections and remedies as are available to the Depositor under the Initial Sale Agreement (to the extent not already covered in paragraphs (a) and (b) above), such rights, protections and remedies to be enforced by the Depositor at the direction of the Issuer Trustee.

REMEDY

               5.4  (a)  If the Depositor or the Issuer Trustee becomes
                         aware within 120 days after the Closing Date
                         ("PRESCRIBED DATE") that any representation or warranty assigned under clause 5.3 in respect of a Mortgage Loan is materially incorrect when made or taken to be made (provided that if either of those parties makes such a finding, it must give such notice with all relevant details to the other and each Current Rating Agency within 5 Business Days after becoming aware but in any event not later than 5 Business Days prior to the Prescribed Date) and the Depositor does not

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                                                                             8
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                         remedy the breach to the satisfaction of the Issuer
                         Trustee within that period of 5 Business Days or any longer period that the Issuer Trustee permits, then without any further action required by the Issuer Trustee, the Issuer Trustee's interest in the Mortgage Loan will, on the Prescribed Date, be transferred to the Depositor. The Depositor must pay to the Issuer Trustee the Outstanding Principal Balance of the Housing Loan which comprises part of that Mortgage Loan as at the Prescribed Date together with any accrued but unpaid interest and any outstanding fees and other amounts due as at the Prescribed Date under such Housing Loan. The Issuer Trustee will, however, retain all Collections received in connection with such Housing Loan from the Acceptance Date to the Prescribed Date.

                    (b)  If a representation or warranty assigned under clause
                         5.3 in respect of a Mortgage Loan is found or is notified by the Depositor after the Prescribed Date to be incorrect, the Depositor must pay damages to the Issuer Trustee for any loss suffered by the Issuer Trustee as a result. The maximum amount which the Depositor is liable to pay is the Outstanding Principal Balance of the Housing Loan which comprises part of that Mortgage Loan at the time of payment of the damages. This is the Issuer Trustee's only remedy for a breach of any representation and warranty which is found after the Prescribed Date.

                    (c) If a breach of a representation or warranty in relation to the Mortgage Loan occurs, the Depositor is obliged to pay damages to the Issuer Trustee in accordance with clause 5.4(b) within 14 Business Days of receipt of notice from the Issuer Trustee.


6        MISCELLANEOUS
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CERTIFICATE

               6.1 A certificate signed by the Issuer Trustee or its solicitors about a matter or about a sum payable to the Issuer Trustee in connection with a Transaction Document is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

EXERCISE OF RIGHTS

               6.2 The Issuer Trustee may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Issuer Trustee does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the Issuer Trustee to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Issuer Trustee is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy, whether or not caused by the Issuer Trustee's negligence.

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                                                                             9
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WAIVER AND VARIATION

               6.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

SUPERVENING LEGISLATION

               6.4 Any present or future legislation which operates to vary the obligations of the Depositor in connection with this agreement with the result that the Depositor's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

APPROVALS AND CONSENT

               6.5 The Issuer Trustee may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

REMEDIES CUMULATIVE

               6.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

7        NOTICES
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HOW GIVEN

               7.1 A notice, approval, consent or other communication in connection with a Transaction Document:

                    (a) may be given by an Authorised Person of the relevant party;

                    (b)  must be in writing;

                    (c) must be marked for the attention of the person referred to below; and

                    (d) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee, or sent by e-mail to the e-mail address of the addressee or if the addressee notifies another address facsimile number or e-mail address then to that address, facsimile number or e-mail address.

                    The address, and facsimile number and e-mail address of each party is:

                         THE DEPOSITOR:

                         Address:          7301 Baymeadows Way
                                           Jacksonville Florida  32256
                                           United States of America
                         Facsimile:        904 281 3062
                         Attention:        General Counsel
                         E-mail:           rjjacobs@homeside.com

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                                                                            10
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                         THE ISSUER TRUSTEE:

                         Address:          Level 3
                                           39 Hunter Street
                                           Sydney  NSW 2000
                                           Australia
                         Facsimile:        61 2 9221 7870
                         Attention:        Manager, Securitisation
                         E-mail:           as notified from time to time

EFFECTIVE ON RECEIPT

               7.2 Unless a later time is specified in it, a notice, approval, consent or other communication takes effect from the time it is received.

WHEN RECEIVED

               7.3  A letter or facsimile is taken to be received:

                    (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting;

                    (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this clause; and

                    (c) in the case of an e-mail, on receipt by the sender of an e-mail from the recipient stating that the e-mail was delivered in its entirety and the contents and attachments of the e-mail address have been received.

                    However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

8        ENCUMBRANCES AND ASSIGNMENT
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                    The Depositor may not, without the consent of the Issuer
                    Trustee, create or allow to exist an Encumbrance over or an interest in any Transaction Document or assign or otherwise dispose of or deal with its rights under any Transaction Document. The Issuer Trustee at any time may do any of these things as the Issuer Trustee sees fit provided that it notifies the Depositor of any such action as soon as reasonably practicable.

9        GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
------------------------------------------------------------------------------
GOVERNING LAW

               9.1 This agreement is governed by the law in force in the Australian Capital Territory and the rights, liabilities and obligations of the Issuer Trustee and the Depositor are governed by the laws in force in the Australian Capital Territory.

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                                                                            11
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JURISDICTION

               9.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

SERVICE

               9.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 7.

10       COUNTERPARTS
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                    This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

11       LIMITATION OF ISSUER TRUSTEE'S LIABILITY
------------------------------------------------------------------------------
                    Clause 2 of the Definitions Schedule applies to this agreement as if set out in full in it (with any consequential changes as are necessary to give effect to that clause in this agreement).

EXECUTED as an agreement.

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EXECUTION PAGE
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
SIGNED by                                            )
on behalf of HOMESIDE MORTGAGE SECURITIES, INC. in   )
the presence of:                                     )
                                                     )
 ................................................     )
Signature of witness                                 )
                                                     )
 ................................................     )
Name of witness (block letters)                      )
                                                     )
 ................................................     )
Address of witness                                   )
                                                     )
 ................................................     )          ................................................
Occupation of witness                                )          By executing this agreement the signatory
                                                     )          states that the signatory has received no
                                                     )          notice of revocation of the authority pursuant
                                                     )          to which it executes this agreement



SIGNED by                                            )
as attorney for PERPETUAL TRUSTEE                    )
COMPANY LIMITED under power of                       )
attorney dated                                       )
in the presence of:                                  )
                                                     )
 ................................................     )
Signature of witness                                 )
                                                     )
 ................................................     )
Name of witness (block letters)                      )
                                                     )
 ................................................     )          ...............................................
Address of witness                                   )          By executing this agreement the attorney
                                                     )          states that the attorney has received no
 ................................................     )          notice of revocation of the power of attorney
Occupation of witness                                )
